EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of September 17, 2021, by and between Cosmos Holdings Inc., a Nevada corporation (the “Company”) and [_______], a [_______] corporation, including its designees, successors and assigns, (the “Purchaser”).

RECITALS

A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Purchaser, and Purchaser shall purchase from the Company 5,000,000 shares of Series A Preferred Stock (the “Preferred Shares”) at a purchase price equal to $1.00 per share ($5,000,000 in the aggregate) and the Warrant to purchase Common Stock; and

B. The offer and sale of the Securities is being made without registration under the Securities Act, in reliance upon the provisions of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Preferred Shares to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Purchaser, without limitation, any Person owning, owned by, or under common ownership with Purchaser, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate.

“Agreement” means this Securities Purchase Agreement including the exhibits and schedules hereto.

“Certificate of Designation” means the Certificate of Designations of Rights and Preferences in the form attached hereto as Exhibit A.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Contracts” means any and all contracts, agreements, commitment, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits, provided that each such Contract shall provide for the payment of no less than $100,000.

“Conversion Shares” means the shares of Common Stock into which the Preferred Shares are convertible in accordance with the Certificate of Designation.

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“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules shall contain no material non-public information.

“Encumbrances” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” has the meaning set forth in the Warrant.

“GAAP” has the meaning set forth in Section 3.1(g).

“Governmental Authority” means any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the SEC and FINRA.

“Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under HIPAA; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq.

“Issuable Shares” means the Preferred Shares and the Warrants.

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Loss” or “Losses” means any and all Liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an indemnified party.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

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“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Purchaser or any Affiliate of Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC pursuant to the Exchange Act.

“Officer’s Certificate” has the meaning set forth in the Section 2.2(c)(i) hereof.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of Series A Preferred Stock being issued and sold to the Purchaser by the Company hereunder.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

“Purchase Price” means Five Million Dollars ($5,000,000), payable by the Purchaser in cash.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit B.

“Registration Statement” has the meaning ascribed to it in the Registration Rights Agreement.

“Required Approvals” means any approvals that may be required hereunder.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Secretary’s Certificate” has the meaning set forth in the Section 2.2(c)(ii) hereof.

“Securities” means the Issuable Shares, Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means shares of Series A Convertible Preferred Stock, $0.001 par value per share, issuable pursuant to the Certificate of Designation.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

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“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTCQB, the OTCQX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE American, or the New York Stock Exchange, whichever is at the time the principal trading system, exchange or market for the Common Stock, but does not include the OTC Pink Sheets inter-dealer electronic quotation and trading system.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrant, the Registration Rights Agreement and the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Globex Transfer LLC or any successor transfer agent for the Common Stock.

“Warrant” in the form attached hereto as Exhibit C, has the meaning set forth in Section 2.2.

“Warrant Shares” means the shares of Common Stock into which the Warrant is exercisable in accordance with the terms of the Warrant.

ARTICLE 2
PURCHASE AND SALE

2.1 Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to the Closing set forth in this Article 2, the Company hereby agrees to sell and issue to the Purchaser, 5,000,000 Preferred Shares in accordance with Section 2.3 below and, in consideration for the Purchase Price

2.2 Warrants to be Issued to Purchaser at Closing: At the Closing, for no additional consideration, the Company shall issue to Purchaser a warrant to acquire shares of Common Stock (the “Warrant” and collectively, with any warrant issued upon exchange, transfer or replacement thereof, the “Warrants”).

2.3 Closing; Conditions to Closing; Mechanics of Closing.

(a) Closing. The purchase of Preferred Shares and issuance of the Warrant hereunder shall occur in one closing (the “Closing”) which shall occur when the conditions set forth in Section 2.3(b) and Section 2.3(c) have been satisfied or waived.

(b) Company Conditions to Closing. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being satisfied or waived:

(i) the accuracy in all material respects as at Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required by this Agreement to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the Purchaser Closing Documents (as hereinafter defined).

(c) Purchaser Conditions to Closing. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being satisfied or waived:

(i) each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date, including, without limitation the issuance of Securities as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of Series A Preferred Stock and Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

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(ii) the Company shall have delivered to Purchaser a certificate, in the form acceptable to Purchaser, executed by the Secretary of the Company and dated as of the Closing Date, as to (A) the resolutions as adopted by the Company’s board of directors authorizing the entering into the Transaction Documents and the transactions envisioned thereby, (B) the Certificate of Incorporation of the Company, as amended (reflecting the filed Certificate of Designations), (C) the Bylaws of the Company as in effect at the Closing (the “Secretary’s Certificate”);

(iii) the Company shall have delivered to Purchaser a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State of such jurisdiction of formation as of a date within ten (10) days of the Closing Date;

(iv) the Company shall have filed the Certificate of Designations with the Secretary of State of the Company’s jurisdiction of incorporation and such Certificate of Designations shall be in full force and effect;

(v) the Company shall have delivered to Purchaser the Company Closing Documents;

(vi) there shall have been no breach of an obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(vii) the Company’s Common Stock shall have been approved for, and began trading on, either the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (the “Uplisting”);

(viii) from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(ix) neither the Company nor any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition, shall have suffered a Material Adverse Effect;

(x) the Company shall not be exposed to any regulatory enforcement action; and

(xi) any other conditions contained herein or the other Transaction Documents.

(d) Documents to be Delivered at Closing by the Company. Unless otherwise provided below, each Closing shall additionally be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Closing Documents”) on or before the applicable Closing Date:

(i) this Agreement duly executed by the Company;

(ii) certificate(s) evidencing the number of Preferred Shares, which shall have been delivered to Purchaser or an account specified by the Purchaser;

(iii) a Warrant, duly executed by the Company, in the form as prescribed in Section 2.2;

(iv) the Registration Rights Agreement duly executed by the Company;

(v) the Officer’s Certificate, executed by an officer of the Company;

(vi) the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

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(vii) a Certificate of Good Standing of the Company from its jurisdiction of incorporation or formation; and

(viii) all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(e) Documents to be Delivered at Closing by the Purchaser. Each Closing shall additionally be conditioned upon the delivery, unless otherwise provided below, by Purchaser to the Company of each of the following (the “Purchaser Closing Documents”) on or before the applicable Closing Date:

(i) this Agreement, duly executed by the Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser; and

(iii) the Purchase Price.

(f) Mechanics of Closing. Subject to such conditions set forth in this Agreement, the Closing shall occur by 5:00 p.m. Eastern time, on the date which is three (3) Trading Days following (and not counting) the date upon which all of the conditions set forth in Section 2.3(b) and Section 2.3(c) have been satisfied or waived (the “Closing Date”) at the offices of the Purchaser. On or prior to the Closing Date, the Purchaser shall deliver to the Company the Purchase Price by wire transfer instructions set forth in Section 2.3(g), of immediately available funds as consideration for the purchase of the Preferred Shares pursuant to wire instructions delivered to the Purchaser by the Company, and the applicable Purchaser Closing Documents. The Company shall deliver to the Purchaser all Company Closing Documents on or before the Closing Date.

(g) Wire Instructions.

Account Name:	Cosmos Holdings Inc.
Account Address:	141 West Jackson Blvd., Suite 4236, Chicago, Illinois 60604
Bank Name:
Account Number:
Routing Number:
Swift Code:

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the date hereof and as of each Closing:

(a) Corporate Organization. Each of the Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their Properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, owns share capital or holds an equity or similar interest.

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(b) Authority. Except as set forth on Schedule 3.1(b), the Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Board of Directors and no further filing (other than a Form D and Registration Statement with the SEC and any other filings as may be required by any state securities agencies), consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Capitalization. The authorized share capital of the Company consists of: (i) 300,000,000 shares of Common Stock, of which, as of the date hereof, 17,318,283 shares are issued and outstanding, and (ii) 100,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued or outstanding. With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock will rank senior to all of the Corporation’s Common Stock. As of the date hereof, the Company has reserved from its duly authorized capital stock 4,166,668 shares of Common Stock for issuance as Conversion Shares and Warrant Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3.1(c), hereof: (i) none of the Company's or any Subsidiary's share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) other than with respect to the current indebtedness of the Company or any of its Subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company will furnish to the Purchaser upon Purchaser’s written request true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company's bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(d) Consents. Except as set forth on Schedule 3.1(d), neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than a Form D, and Registration Statement with the SEC and any other filings that may be required by any state securities agencies) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form D and Registration Statement with the SEC) and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and neither the Company nor or any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

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(e) Conflicts; Non-Contravention; No Violations. Except as set forth on Schedule 3.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the reservation and issuance of the Conversion Shares) will not (A) result in a violation of the Articles of Incorporation or other organizational documents of the Company or any of its Subsidiaries, any share capital of the Company or any of its Subsidiaries or Bylaws (as defined above) of the Company or any of its Subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(f) Transfer Taxes. On each date the Company issues Securities to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(g) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) No Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i) Valid Issuance of Securities. At or prior to Closing, the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrants when issued, executed and delivered will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

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(j) Certain Fees. Except as set forth on Schedule 3.1(j), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k) Acknowledgement of Dilution. The Company acknowledges and agrees that (i) the issuance of the Securities pursuant to this Agreement may have a dilutive effect, which may be substantial, (ii) neither the Company nor any of the Company’s Affiliates has or will provide the Purchaser with any material non-public information regarding the Company or its securities, and (iii) the Purchaser has no obligation of confidentiality to the Company and may sell any of its Securities issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(l) Status of the Purchaser. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (i) the Purchaser is acting solely in an arm’s length capacity, (ii) the Purchaser does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (iii) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Purchaser, (iv) the Purchaser has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (v) any statement made by the Purchaser or any of the Purchaser’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(m) Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(n) Offering. Subject to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement and the Certificate of Designation are exempt from the registration requirements of the Securities Act, and from the qualification requirements of the Nevada Revised Statutes, as amended.

(o) No Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the Articles of Incorporation, Bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities hereunder and the Purchaser’s ownership of such Securities, together with all other securities now or hereafter owned or acquired by the Purchaser. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Securities or a change in control of the Company or any of its Subsidiaries. Until such time that the Purchaser no longer beneficially owns any Securities, the Company and its board of directors shall not adopt any anti-takeover provision, including without limitation any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Purchaser to acquire or hold Securities in accordance with this Agreement, without the Purchaser’s written consent.

(p) Blue Sky Matters. The Company shall take such action as the Purchaser shall reasonably determine is necessary in order to qualify the Securities issuable to the Purchaser hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Purchaser hereunder and for resale by the Purchaser to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Securities to the Purchaser.

(q) Legal Proceedings. There is no action, suit, proceeding, claim, arbitration or investigation pending or, currently threatened in writing against the Company or, to the knowledge of the Company, against any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Company that might result in a Material Adverse Effect or that questions the validity of the Transaction Documents or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality specifically applicable to the Company. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

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(r) No Defaults. The Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

(s) Title to Properties; Liens and Encumbrances. The Company has good and marketable title to its properties and assets and, with respect to the property and assets leased by the Company, holds valid leasehold interests therein, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge. With respect to the assets it leases, the Company is in material compliance with such leases.

(t) Related Party Transactions. Except as disclosed in Schedule 3.1(q) hereof, the Company and/or any Subsidiary is not indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective affiliates, spouses or children, in any amount whatsoever other than in connection with payments for services rendered and for expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company’s knowledge, neither the Company’s nor any Subsidiary’s shareholders, key employees, officers or directors, or any affiliates thereof or members of their immediate families, are, directly or indirectly, indebted to the Company or any Subsidiary or have any direct or indirect ownership interest in any entity with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any entity that competes with the Company or any Subsidiary, except that officers, directors, key employees and/or shareholders of the Company or any Subsidiary and their affiliates and family members may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company or any Subsidiary. To the knowledge of the Company, none of the Company’s or any Subsidiary’s shareholders, key employees, officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or any Subsidiary (other than such contracts as relate to any such Person’s employment by or ownership of capital stock or other securities of the Company or any Subsidiary).

(u) No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) the Purchaser, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Purchaser.

(v) Disclosures. The Company have provided the Purchaser with all the information reasonably available to them without undue expense that the Purchaser has requested in connection with the Purchaser’s decision whether to purchase the Preferred Shares. To the knowledge of the Company, neither this Agreement nor any other documents or certificates delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided however, that any projections, forecasts and forward-looking statements of the Company (“Projections”) are based only on estimates (financial or otherwise) and other assumptions (financial or otherwise) that the Company believed to be reasonable as of the date of delivery and there can be no assurance that such Projections will prove accurate or that the actual results (financial or otherwise) achieved by the Company during the periods covered by the Projections will not vary significantly from the projections, forecasts and forward-looking statements, and there can be no assurance that such variations will not result in a Material Adverse Effect; provided, however, that information known to the Company as of the Closing that would be reasonably likely have such a Material Adverse Effect has been disclosed to the Purchaser. The Company makes no representation or warranty as to its future revenues, sales, earnings, expenses or financial results.

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(w) Intellectual Property Rights. The Company and its Subsidiaries own, or have obtained licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property owned or licensed by them or, to the Company’s knowledge, which are necessary for the conduct of their businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”); and to the Company’s knowledge, any such licenses are valid and enforceable. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property as licensed to the Company or any of its subsidiaries, and the Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in the Intellectual Property from their employees and contractors; (ii) there is no infringement by third parties of any Intellectual Property; (iii) the Company and its Subsidiaries are not infringing the intellectual property rights of third parties; (iv) the Company is the sole owner of the Intellectual Property owned by it; and (v) no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. The drug candidates under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company.

(x) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(y) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(z) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(aa) Patents and Patent Applications. All patents and patent applications owned by, or licensed to the Company, have, to the Company’s knowledge, been duly and properly filed and maintained; to the Company’s knowledge, the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

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(bb) Regulatory Matters; Products and Product Candidates. The Company: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) has not been and, to the Company’s knowledge, its employees, officers and directors, have not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(cc) Regulatory Matters: Manufacturing. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities.

(dd) Regulatory Matters: Clinical Trials. None of the Company’s product candidates have received marketing approval from any Applicable Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, with respect to the Company’s product candidates or the results of which (collectively, “Company Trials”), were, and if still pending are, being conducted in all material respects in accordance with all applicable Health Care Laws of the Applicable Regulatory Authorities and current Good Clinical Practices, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the Company has no knowledge of any other studies or trials the results of which are inconsistent with or call into question the results of the Company Trials; the Company has operated at all times and is currently in compliance in all material respects with all applicable Health Care Laws of the Applicable Regulatory Authorities; the Company has not received, nor does the Company have knowledge after due inquiry that any of its collaboration partners have received any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company in connection with a Company Trial, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

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(ee) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) being conducted by or for the Company were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable laws, including, without limitation, the Federal Food, Drug, and Cosmetic Act and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312; the Company has made all such filings and obtained all such approvals as may be required by the FDA or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); the Company has not received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials; and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(ff) All Necessary Permits, etc. The Company and each Subsidiary possesses such valid and current Permits to conduct their business as currently conducted, except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(gg) Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves, in conformity with generally accepted accounting principles in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.

(hh) Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(ii) Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all Permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(jj) ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or, to the knowledge of the Company, its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(kk) Sanctions. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” under HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

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(mm) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”), if applicable. The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof as follows:

(a) Authority. The Purchaser has all necessary company power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by its Manager, and no other company proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitute a legally valid and binding obligation of the Purchaser, each enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

(b) No Conflict. None of the execution, delivery or performance of the Transaction Documents by the Purchaser, the consummation by the Purchaser of the transactions contemplated by this Agreement, or compliance by the Purchaser with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the organizational or governing documents of the Purchaser, or (b) assuming that all consents, approvals, authorizations and permits described in Section 3.1(c) have been obtained and all filings and notifications described in Section 3.1(c) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Purchaser, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences which, individually or in the aggregate, have not had a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) No Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Purchaser, threatened against Purchaser that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

(d) Securities Act Representations.

(i) Restricted Shares. The Purchaser represents that it understands that the Securities to be sold to it pursuant to this Agreement will not be registered pursuant to the registration requirements of the Securities Act and that the resale of such Securities is subject to certain restrictions hereunder and under federal and state securities laws. The Purchaser represents that it is acquiring such Securities for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. The Purchaser further represents that it has been advised and understands that to the extent such Securities have not been registered under the Securities Act, such Securities must be held indefinitely unless (i) the resale of such Securities has been registered under the Securities Act, (ii) a sale of such Securities is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such Securities.

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(ii) Legend. The Purchaser represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to the Company’s Transfer Agent with respect to the Securities and that a legend, substantially in the form provided for in Section 5.1(b) hereof, setting forth the restrictions on transfer will be set forth on the certificates for the Securities or any substitutions therefor.

(iii) Accredited Investor. The Purchaser is an “accredited investor” (as such term is defined in Regulation D under the Securities Act).

(iv) Certain Fees. Purchaser represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any transaction contemplated by this Agreement and no additional consideration from the Purchaser was received or will be received by the Company for the Securities.

(v) Absence of Reliance. Purchaser understands and acknowledges that the issuance and transfer to it of the Securities has not been reviewed by the SEC or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Purchaser understands that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(vi) Status of Purchaser. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Purchaser’s investment in the Company through Purchaser’s acquisition of the Securities. Purchaser is able to bear the economic risk of its investment in the Company through Purchaser’s acquisition of the Securities for an indefinite period of time. Purchaser can afford a complete loss of such investment and has no need for liquidity in such investment. Purchaser acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Purchaser’s investment in the Company pursuant to its acquisition of the Securities. Purchaser acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with the transactions contemplated hereby.

(vii) No General Solicitation. Purchaser represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Securities) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

ARTICLE 4
COVENANTS

4.1 Furnishing of Information. As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Act or Exchange Act, as applicable. Upon the request of Purchaser, the Company shall deliver to Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Issuable Shares in a manner that would require the registration under the Securities Act of the sale of the Issuable Shares to Purchaser or that would be integrated with the offer or sale of the Issuable Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

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4.3 Right of Participation in Subsequent Financings.

(a) For a period of 24 months from the Closing Date, the Company will not, directly or indirectly, effect an offering of any shares of capital stock, convertible securities, rights, options, warrants or any other kind of its securities in a financing (a “Subsequent Financing”), unless in each case the Company shall have, in the manner prescribed in this Section 4.3, offered to sell to Purchaser on the same terms and conditions as offered to the investors in such Subsequent Financing an amount of such offered securities equal to twenty-five percent (25%) of the total amount of the Subsequent Financing (the “Right of Participation”). For purposes of this Section 4.3, Purchaser’s “Right of Participation” shall equal the amount of the Subsequent Financing, inclusive of the Purchaser’s acquisition of securities in such Subsequent Financing. For illustration purposes only, if the Company offers $10 million of securities in the Subsequent Financing, the Purchaser has the right to acquire $2.5 million of such securities, with the remaining $7.5 million offered to other investors; in the event that the Company sells the full $10 million of securities in the Subsequent Financing without giving the Purchaser the ability to exercise its Right of Participation, the Company shall sell an additional $3,333,334 of such securities to Purchaser on the same terms and conditions as the Subsequent Financing, so that Purchaser’s pro rata portion of all such securities sold is 25%.

(b) At least ten (10) Business Days prior to any proposed or intended Subsequent Financing, the Company shall deliver to Purchaser a written notice of its proposal or intention to effect a Subsequent Financing (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information other than: (i) a statement that the Company proposes or intends to effect a Subsequent Financing, and (ii) a statement informing Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Financing upon its written request. Upon the written request of Purchaser within three (3) Business Days after the Company’s delivery to Purchaser of such Pre-Notice, and only upon a written request by Purchaser, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Financing, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with Purchaser in accordance with the terms of the Offer an amount of such Offered Securities sufficient to fulfill Purchaser’s Right of Participation (the “Basic Amount”).

(c) To accept an Offer, in whole or in part, Purchaser must deliver a written notice to the Company prior to the end of the ninth (9th) Business Day after Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Basic Amount that Purchaser elects to purchase and, if Purchaser shall elect to purchase all of its Basic Amount, any additional number, if any, that Purchaser elects to purchase (the “Notice of Acceptance”); provided, however, that the Company shall only be obligated under this Section 4.3 to sell to the Purchaser that number of Offered Securities included in a Notice of Acceptance up to the Basic Amount. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer (including a change in the number of Offered Securities) prior to the expiration of the Offer Period, the Company must deliver to Purchaser a new Offer Notice and a new Offer Period shall expire on the ninth (9th) Business Day after Purchaser’s receipt of such new Offer Notice. Any prior Notice of Acceptance shall be null and void upon receipt of the new Offer Notice.

(d) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Financing Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, Purchaser shall acquire from the Company, and the Company shall issue to Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Purchaser and its counsel.

(f) Any Offered Securities not acquired in accordance with this Section 4.3 may not be issued, sold or exchanged until they are again offered to Purchaser under the procedures specified in this Agreement.

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(g) The Company and Purchaser agree that if Purchaser elects to participate in the Offer, neither the Subsequent Financing Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Financing Documents”) shall include any term or provision whereby Purchaser shall be required to consent to any amendment to or termination of, or grant any waiver or release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, including any of the Transaction Documents.

4.4 Right to Purchase Additional Securities. Until the later of (i) 180 days after the Closing Date or (ii) 90 days after the effectiveness of the Registration Statement registering all the Registerable Securities (as defined in the Registration Rights Agreement), the Purchaser shall have the option to exercise, in its sole and absolute discretion, the right to purchase additional Securities in a subsequent purchase transaction in an amount equal to the Purchase Price pursuant to and subject to the same terms and conditions provided for in the Transaction Documents, except that the price would be equal to 80% of the volume weighted average price of the Common Stock for the five (5) Trading Days preceding the date that the Purchaser exercises this option in writing to the Company.

4.5 Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K (the “Form 8-K”) as required by this Agreement, and shall file a press release, in each case reasonably acceptable to Purchaser, disclosing the material terms of the transactions contemplated hereby. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the SEC or any regulatory agency, without the prior written consent of Purchaser, except (i) as contained in the Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, (iii) to the extent such disclosure is required by law, in which case the Company shall provide Purchaser with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Report filed by the Company.

4.6 Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Issuable Shares under the Transaction Documents or under any other agreement between the Company and Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.7 Corporate Existence. So long as Purchaser owns the Warrant, the Company shall not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrant.

4.8 Reservation of Shares.

(h) Reservation. The Company shall initially duly authorize and designate 5,500,000 shares of Series A Preferred Stock, as set forth in the Certificate of Designation as the Preferred Shares. The Company shall reserve and keep available a number of authorized and unissued shares of Common Stock equal to 125% of the Conversion Shares and Warrant Shares (the “Reserve Shares”) for issuance of the Conversion Shares and Warrant Shares.

(i) Insufficient Authorized Shares. If, notwithstanding Section 4.8, and not in limitation thereof, at any time while the Preferred Shares or Warrants remain outstanding the Company does not have a sufficient number of Reserve Shares to satisfy its obligation under Section 4.8 (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to cure such Authorized Share Failure.

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4.9 Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.10 Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

ARTICLE 5
REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND

5.1 Transfer Restrictions

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of Purchaser, or (iv) in connection with a pledge as contemplated in Section 5.1(b) hereof, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Purchaser agrees to the imprinting, so long as is required by this Section 5.1 of the following legend, or substantially similar legend, on any certificate evidencing Securities that qualify to have the legend removed as provided below:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXERCISABLE]] HAS NOT [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY]] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of the Registration Statement, or when any securities are eligible for sale under Rule 144 and, if requested by Purchaser or the Transfer Agent, to promptly provide at the Company’s expense a legal opinion of counsel to the Company confirming that such legend may be removed. Company further acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Purchaser’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

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ARTICLE 6
TERMINATION

6.1 Termination.

(a) The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following prior to the Closing Date:

(i) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company;

(ii) the Company is in breach or default of any Material Agreement, which breach or default could have a Material Adverse Effect;

(iii) the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with Purchaser or any Affiliate of Purchaser; or

(iv) upon the occurrence of a Fundamental Transaction.

(b) This Agreement will automatically terminate if the Closing has not occurred prior to December 31, 2021, provided, however, that the Purchaser may elect to extend the automatic termination date until March 31, 2022, in which case, the Warrant shall be amended to increase the number of Warrant Shares by 25%.

6.2 Effect of Termination. Notwithstanding anything to the contrary above, nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents

ARTICLE 7
MISCELLANEOUS

7.1 Fees and Expenses. Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Preferred Shares, if any. In addition, the Company will reimburse the Purchaser for its reasonable out-of-pocket expenses, including due diligence and legal fees and disbursements of its counsel in connection with the purchase and sale of the Securities contemplated hereby in an amount of Twenty-Five Thousand Dollars ($25,000), of which $10,000 has been previously paid by the Company and the remaining fifteen thousand ($15,000) shall be withheld by Purchaser from the Purchase Price.

7.2 Notices. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a Trading Day, (c) three (3) Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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7.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Purchaser may assign any or all of its rights under this Agreement to any Affiliate.

7.6 Indemnification of Purchaser.

(a) Company Indemnification Obligation. In consideration of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each holder of any Securities acquired directly from the Purchaser and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Parties” and each an “Purchaser Party”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Party is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Purchaser Party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Purchaser Party by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Indemnification Procedures. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. The Purchaser Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Purchaser Parties such that it would be inappropriate for one counsel to represent the Company and the Purchaser Parties. The Company will not be liable to the Purchaser Parties under this Agreement (i) for any settlement by any Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.6 hereof.

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7.8 Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

7.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery and conversions and exercises of the Issuable Shares.

7.10 Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or in a PDF by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Neither the Company nor Purchaser shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to the Transaction Documents or otherwise.

7.14 Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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7.15 Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

7.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.17 Entire Agreement. This Agreement, together with the Exhibits, Appendices and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

COSMOS HOLDINGS INC.	Address for Notice:
By: /s/ Grigorios Siokas Name: Grigorios Siokas Title: Chief Executive Officer	141 West Jackson Blvd., Suite 4236 Chicago, Illinois 60604 Attention: Grigorios Siokas E-Mail: greg.ceo@cosmoshold.com

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[PURCHASER SIGNATURE PAGE TO COSMOS HOLDINGS INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

/s/

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:
Title of Authorized Signatory:	President
Email Address of Authorized Signatory:

Address for Notice to Purchaser:

EIN:

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EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF WARRANT